Exhibit 10.6
TRT Financial Holdings, LLC
June 7, 2008
Guaranty Financial Group Inc.
8333 Douglas Avenue
Dallas, Texas 75225
Attention: Scott A. Almy

Re:	Investment Agreement dated May 26, 2008, by and between Guaranty Financial Group Inc. (the “Company”) and TRT Financial Holdings, LLC (“TRT”), as amended (the ”TRT Agreement”)
     Ladies and Gentlemen:
     This letter agreement (the “Agreement”) is entered into by the Company and TRT and each other party to the TRT Agreement to set forth their agreements with respect to the execution and delivery of Investment Agreement (the “Preferred Stock Agreement”) dated June ___, 2008, between the Company and TRT relating the issuance and sale of a series of convertible perpetual cumulative preferred stock (the “Preferred Stock”) of the Company and a Purchase Agreement (the “Unit Agreement”) dated as of the same date relating to the purchase of units comprising promissory notes to be issued by Guaranty Bank, a wholly owned subsidiary of the Company, and shares of Preferred Stock (the “Units”).
     Simultaneously with the execution and delivery by TRT of the Preferred Stock Agreement and the Unit Agreement, and conditioned upon the execution and delivery of analogous agreements (the “Other Agreements”) by purchasers (including TRT) of an aggregate of convertible preferred stock for an aggregate issuance price of $287 million and Units for an aggregate issuance price of $275 million, the undersigned agree as follows:
     1. TRT acknowledges and agrees that (A) the Preferred Stock and the Units are “Subject Securities” as such term is defined for purposes of Section 6(f) of the TRT Agreement and (B) the Company has provided to TRT the notice required by Section 6(f) of the TRT Agreement with respect to the issuance and sale of the Preferred Stock and the Units. TRT hereby waives the five (5) business day period provided under Section 6(f) to review and agree to purchase the Preferred Stock and the Units and acknowledges that its entry into the Preferred Stock Agreement and the Unit Agreement constitute full and complete exercise of the purchase rights granted thereunder with respect to the sale of the Preferred Stock and the Units pursuant to such agreements.
     2. The shares of Preferred Stock included in the Units will not be considered in the calculation of the “Preferred Purchase Price” under Section 2(a)(ii) of the TRT Agreement.
     3. The TRT Agreement is hereby amended by deleting the definition of “Subject Securities” set forth in Section 1 and replacing it with the following:

     “Subject Securities” shall mean any debt or equity securities of the Company or its subsidiaries (including common stock or preferred stock) or any debt or equity securities of the Company or its subsidiaries convertible or exchangeable for or into any debt or equity securities of the Company or its subsidiaries, but excludes shares of Common Stock that are issued or are issuable pursuant to a stock option plan, restricted stock plan, agreements or other incentive stock arrangements approved by the stockholders and a majority of the Board of Directors or an authorized committee thereof; or shares of Common Stock issued in a split or subdivision of the outstanding shares of Common Stock, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, exchangeable for, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof).
     4. The TRT Agreement is hereby amended by deleting the definition of “Preferred Purchase Number” set forth in Section 1 and replacing it with the following:
     “Preferred Purchase Number” means the number of shares of Convertible Preferred Stock that, if such shares were issued to the Investor on the Determination Date, immediately converted into Common Stock, and then added to the number of shares of Common Stock already beneficially owned by the Investor on the Determination Date (which number of shares a senior executive officer of the Investor shall, on behalf of the Investor, certify to the Company in writing on the Business Day following the Determination Date), would result in the Investor owning 19.9% (all on an as converted basis) of the issued and outstanding shares of Common Stock and Common Stock Equivalents on the Determination Date immediately following such issuance.
[Signature page follows]

     By signing below, the Company, TRT, and each other party to the Agreement agree to all of the above.

Guaranty Financial Group Inc.

By:	/s/ Ronald A. Murff
Name:	Ronald A. Murff
Title:	Sr. EVP, Chief Financial Officer

TRT Financial Holdings, LLC

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Manager

Robert B. Rowling 2005 Grantor Retained Annuity Trust

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

Terry H. Rowling 2005 Grantor Retained Annuity Trust

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

Robert B. Rowling, Jr. Consolidation Trust 2003

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee
Signature Page to Side Letter

T. Blake Rowling Consolidation Trust 2003

By:	/s/ Robert B. Rowling
Name:	Robert B. Rowling
Title:	Trustee

/s/ Robert B. Rowling
Name:	Robert B. Rowling
Signature Page to Side Letter